UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

ANAPTYSBIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 362-6295

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 11, 2026, AnaptysBio, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders and the following proposals were adopted:

1.
Election of two Class III directors, Hollings Renton and John P. Schmid, each to serve a three-year term, which will expire at the 2029 Annual Meeting of Stockholders or until such time as his respective successor has been duly elected and qualified or until such director’s earlier resignation or removal:

Nominees	Shares For	Shares Withheld / Abstaining	Broker Non-Votes
Hollings Renton	15,304,522	6,613,642	2,084,465
John P. Schmid	20,314,669	1,603,495	2,084,465

2.
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
22,343,352	1,640,401	18,876	-

3.
Non-binding, advisory approval of compensation paid to the Company’s named executive officers:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
21,274,791	609,979	33,394	2,084,465

4.
Approval of the amendment to the Company’s 2017 Equity Incentive Plan:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
15,563,882	6,332,813	21,469	2,084,465

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to AnaptysBio, Inc. Amended and Restated 2017 Equity Incentive Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPTYSBIO, INC.

Date:	August 11, 2026	By:	/s/ Christopher M. Murphy
Christopher M. Murphy Chief Financial Officer